SECURITIES AND EXCHANGE COMMISSION
                                      WASHINGTON, D.C. 20549



                                             FORM 8-K


                                          CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of the Securities
                                       Exchange Act of 1934

                  Date of Report (Date of earliest event reported): May 29, 1997


                                  CORPORATE REALTY INCOME TRUST I
                      (Exact name of registrant as specified in its charter)



 Massachusetts                          33-29987                 13-6931017
(State or other                       (Commission            (I.R.S. Employer
jurisdiction of                       File Number)           identification No.)
incorporation)

                                 388 Greenwich Street, 33rd Floor
                                   New York, New York 10013

                       (Address of principal executive offices and zip code)


                                          (212) 816-8237
                       (Registrant's telephone number, including area code)


                                           No Change

                 (Former name or former address, if changed since last report)

Item 5. Other Events

        On May 29, 1997, the Registrant and Lexington Corporate Properties, Inc. ("Lexington") entered into an Agreement and Plan of Merger (the "Merger Agreement") whereby (i) the Registrant will merge with and into Lexington, (ii) the separate existence of the Registrant will cease and (iii) Lexington will become the surviving corporation (the "Merger"). In the Merger, Lexington will assume approximately $15.36 million of the Registrant*s mortgage debt and will make a payment of approximately $18.15 million, of which at least $17.15 million will be comprised of common stock of Lexington ("Lexington Common Stock") to be issued to the shareholders of the Registrant, with the balance (payable in cash or shares of Lexington Common Stock, at the option of the Registrant) to be distributed to the shareholders of the Registrant following the payment of the Registrant*s expenses.

        The Merger is subject to several conditions including (i) approval by the shareholders of the Registrant of an amendment to the Declaration of Trust of the Registrant authorizing the Registrant to merge, (ii) approval by the shareholders of the Registrant of the Merger Agreement and the Merger, and
(iii) registration with the Securities and Exchange Commission of the Lexington Common Stock to be issued in the Merger. The shareholders of the Registrant will be asked to vote on the Merger at a special meeting of shareholders to be held in September, 1997.

        The value of the Lexington Common Stock for purposes of determining the number of shares of Lexington Common Stock to be issued to the shareholders of the Registrant in the Merger will be the average of the closing price of the Lexington Common Stock on the New York Stock Exchange during the 20 trading days immediately preceding the fifth business day prior to the date of the special meeting of shareholders of the Registrant (the "Lexington Common Stock Price"); however, the Lexington Common Stock Price will be deemed to equal $12.125 if the average price of the Lexington Common Stock calculated as described above is less than or equal to $12.125, and $14.125 if the average price of the Lexington Common Stock is greater than or equal to $14.125.

        The Registrant has the right, waivable by it, to terminate the Merger Agreement without liability if the average closing price of the Lexington Common Stock on the New York Stock Exchange during the 20 trading days immediately preceding the fifth business day prior to (i) the date on which the Securities and Exchange Commission declares Lexington*s Registration
Statement with respect to the Merger effective, is equal to or less than $10.50 or (ii) the date of the meeting of the Registrant*s shareholders, is equal to or less than $11.125.

        Lexington is a self-managed and self-administered real estate investment trust that owns and manages a 6.1 million square foot portfolio of 43 triple-net-lease properties and minority interests in two additional properties. The Lexington properties, which are located in 23 states, include warehouses, distribution centers, manufacturing facilities and office and retail properties net-leased to corporate tenants. The common stock of Lexington is listed for trading on the New York Stock Exchange under the symbol "LXP."


Item 7. Financial Statements and Exhibits

        (a)    Financial Statements - not applicable.
        (b)    Pro forma financial information - not applicable.
        (c)    Exhibits.

               (1) Agreement and Plan of Merger dated May 29, 1997 between the Registrant and Lexington Corporate Properties, Inc.



                                              SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             CORPORATE REALTY INCOME TRUST I




Date: May 30, 1997                    By:    /s/ James C. Cowles
                                             Chairman, President and Treasurer

                                    CORPORATE REALTY INCOME TRUST I

                                           EXHIBIT INDEX


Exhibit

  (1) Agreement and Plan of Merger dated May 29, 1997 between the Registrant and Lexington Corporate Properties, Inc.